Drawn By and Return To:
Hunton & Williams
600 Peachtree Street, N.E.
Atlanta, Georgia 30308                                       AMENDED, RESTATED
                                                                   AND
                                                              CONSOLIDATED
STATE OF NORTH CAROLINA                                       DEED OF TRUST
                                                                    AND
COUNTY OF CATAWBA                                            SECURITY AGREEMENT


                       COLLATERAL IS OR INCLUDES FIXTURES


         THIS AMENDED, RESTATED AND CONSOLIDATED DEED OF TRUST AND SECURITY AGREEMENT (this "Deed of Trust") is made and entered into as of the ______ day of December, 1996, by and among

         RIDGEVIEW, INC., a North Carolina corporation (the "Grantor"); and

         JOHN B. MILLER, JR., a resident of Georgia (the "Trustee"); and

         NATIONSBANK, N.A. (SOUTH), a national banking association organized and existing under the laws of the United States, having its principal place of business in Atlanta, Georgia (the "Lender").

RECITALS:

         A. The Grantor has previously executed a Deed of Trust and Security Agreement, dated January 10, 1995, in favor of the Lender (as assignee of NationsBank, N.A. (Carolinas)), recorded in Book 1914, Page 1217, of the Catawba County, North Carolina Registry (the "First Deed of Trust"), securing obligations of the Grantor to the Lender pursuant to that certain Loan and Security Agreement (Term Loan) dated as of January 10, 1995 between the Grantor and the Lender (as amended, the "Term Loan Agreement").

         B. The Grantor has previously executed a Deed of Trust and Security Agreement, dated January 10, 1995, in favor of the Lender (as successor by merger to NationsBank of Georgia, N.A.), recorded in Book 1914, Page 1234, of the Catawba County, North Carolina Registry, as modified by First Amendment to Deed of Trust and Security Agreement dated as of June 11, 1996, recorded in Book 1991, Page 718 aforesaid records, and by Second Amendment to Deed of Trust and Security Agreement dated as of September 6, 1996, recorded in Book 2003, Page 973 aforesaid records (as so amended, the "Second Deed of

Trust"), securing obligations of the Grantor to the Lender pursuant to that certain Loan and Security Agreement (Revolving Loans) dated as of January 10, 1995 between the Grantor and the Lender (as amended, the "Revolving Agreement").

         C. In connection with the amendment and restatement of the Term Loan Agreement and the Revolving Agreement in the form of that certain Amended and Restated Loan and Security Agreement dated as of December __, 1996 between the Grantor and certain of its Subsidiaries as borrowers and the Lender as lender, the Grantor and the Lender have agreed to amend, restate and consolidate the First Deed of Trust and the Second Deed of Trust in the form of this Amended, Restated and Consolidated Deed of Trust; PROVIDED that the parties do not intend this Amended, Restated and Consolidated Deed of Trust, and the transactions contemplated hereby, and this Amended, Restated and Consolidated Deed of Trust and the transactions contemplated hereby shall not be deemed, to constitute a novation of any of the obligations secured by the First Deed of Trust or the Second Deed of Trust.

                              W I T N E S S E T H:

         The Grantor, in consideration of the indebtedness herein recited, irrevocably grants and conveys to the Trustee and the Trustee's successors and assigns, all of the following described land, real property interests, buildings, improvements, fixtures, furniture and appliances and other personal property (all hereafter referred to collectively as the "Property"):

         (a) All those tracts or parcels of land and other real property interests in Catawba County, North Carolina more particularly described in Exhibit A attached hereto and made a part hereof; and

         (b) All buildings and improvements of every kind and description now or hereafter erected or placed on the aforesaid land and all materials intended for construction, reconstruction, alteration and repair of such improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the premises hereby conveyed immediately upon the delivery thereof to the aforesaid land, and all fixtures now or hereafter owned by the Grantor and attached to or contained in and used in connection with the aforesaid land and improvements including, but not limited to, all furniture, furnishings, apparatus, machinery, motors, elevators, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment and fixtures and appurtenances thereto and all renewals or replacements thereof or articles in substitution thereof, whether or not the same are or shall be attached to said land and improvements in any manner;

                  TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, to the Trustee and the Trustee's successors and assigns to secure the indebtedness herein recited and upon this special trust: that should




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

the indebtedness secured hereby be paid according to the tenor and effect thereof when the same shall be due and payable and should the Grantor timely and fully discharge its obligations secured hereunder, then the Property shall be reconveyed to the Grantor or the title thereto shall be revested according to the provisions of law;

         And, as additional security for said indebtedness, the Grantor hereby conditionally assigns to the Lender all the security deposits, rents, issues, profits and revenues of the Property from time to time accruing reserving only the right to the Grantor to collect and use the same as long as the Grantor is not in default hereunder.

         All the fixtures which comprise a part of the Property shall, as far as permitted by law, be deemed to be affixed to the aforesaid land and conveyed therewith. As to the balance of the fixtures, this Deed of Trust shall be considered a security agreement which creates a security interest in such fixtures for the benefit of Lender. In that regard, the Grantor grants to the Lender all of the rights and remedies of a secured party under the North Carolina Uniform Commercial Code.

         As additional collateral and further security for the indebtedness, the Grantor does hereby assign to the Lender the interest of the Grantor in and to any and all leases, rental agreements, management contracts, construction contracts, licenses and permits now or hereafter affecting the Property, or any part thereof, and the Grantor agrees to execute and deliver to the Lender such additional instruments, in form and substance satisfactory to the Lender, as may hereafter be reasonably requested by the Lender to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by the Lender to any lease, rental agreement, franchise agreement, management contract, construction contract, or other contract, license or permit, or to impose upon the Lender any obligation with respect thereto. Without first obtaining on each occasion the written approval of the Lender (which approval shall not be unreasonably withheld), the Grantor shall not cancel or permit the cancellation of any such lease, rental agreement, franchise agreement, management contract, construction contract, or other contract, license or permit, or modify any of said instruments, or accept or permit to be made, any prepayment of any installment of rent or fees thereunder except to the extent permitted in Section 2.15 hereof. The Grantor shall faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions, and agreements contained in each of said instruments, now or hereafter existing, on the part of the Grantor to be kept and performed and shall at all times do all things reasonably necessary and reasonably appropriate to compel performance by each other party to said instruments of all obligations, covenants and agreements by such other party to be performed thereunder.

         The Grantor, the Trustee and the Lender covenant, represent and agree as follows:





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

                                   ARTICLE 1.

                                    The Loans

         1.1 The indebtedness secured by this Deed of Trust is the result of revolving loans of up to $14,000,000.00 (the "Revolving Loans") made from time to time by the Lender to the Grantor and the term loan in the principal amount of $4,969,659.00 (the "Term Loan") made by the Lender to the Grantor, all pursuant to that certain Amended and Restated Loan and Security Agreement, dated as of December __, 1996 (as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement") and as evidenced by the terms of the Amended and Restated Revolving Credit Note dated December __, 1996 made by the Grantor in favor of the Lender in the principal amount of $14,000,000.00 and the Amended, Restated and Consolidated Term Note dated December __, 1996 made by the Grantor in favor of the Lender in the principal amount of $4,969,659.00 (collectively, the "Note") (the obligations of the Grantor to the Lender under the Loan Agreement and the Note being referred to hereinafter as the "Obligations").

         1.2 Payment by the Grantor of the Obligations will be in accordance with the Loan Agreement, the Note and this Deed of Trust, which require payment on the terms set forth therein and herein.

         1.3 This Deed of Trust secures the obligations of the Grantor to repay the Revolving Loans and the Term Loan to the Lender under the Loan Agreement and the Note and all other obligations from time to time owing to the Lender under the Loan Agreement. The amount of the disbursement secured hereby as of December __, 1996 is FOUR MILLION NINE HUNDRED SIXTY-NINE THOUSAND SIX HUNDRED FIFTY-NINE AND NO/100 DOLLARS ($4,969,659.00) and the maximum amount which may be secured hereby at any one time is FOURTEEN MILLION AND NO/100 DOLLARS ($14,000,000.00). The time period within which future disbursements under the Loan Agreement are to be made is the period between the date hereof and the date fifteen (15) years from the date hereof. The making of future disbursements under the Loan Agreement is non-obligatory within the meaning of such term in Section 45-70(a), North Carolina General Statutes. Disbursements secured hereby shall not be required to be evidenced by a "written instrument or notation" as described in
Section 45- 68(2) of the North Carolina General Statutes, it being the intent of the parties that the requirements of Section 45-68(2) for a "written instrument or notation" for each advance shall not be applicable to disbursements made under the Loan Agreement and the Note.

                                   ARTICLE 2.

               Grantor's Covenants, Representations and Agreements

         2.1 The Grantor represents and covenants that it is seised of the Property in fee and has the right to convey the same, that the title to the Property is free and clear of all




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

encumbrances except for liens and encumbrances in favor of the Lender and any matters shown as specific exceptions in the policy of title insurance accepted by the Lender in connection with this Deed of Trust, and that it will warrant and defend the title to the Property against the claims of all persons or parties except for the matters shown as specific exceptions in the policy of title insurance accepted by the Lender in connection with this Deed of Trust or any endorsement thereto.

         2.2 The Grantor will punctually pay all sums secured hereby at the time and place and in the manner specified in the Loan Agreement and the Note.

         2.3 The Grantor will pay as they become due all taxes, general and special assessments, insurance premiums, permit fees, inspection fees, license fees and all water and sewer charges against it or the Property, and the Grantor, upon request of the Lender, will submit to the Lender receipts evidencing said payments.

         2.4 The Grantor covenants to keep the Property insured against loss or damage by fire and the risks embraced within the term "extended coverage" and insured against such other hazards and risks as may be reasonably required by the Lender.

         2.5 The Grantor covenants to maintain or cause to be maintained general accident and public liability insurance against all claims for bodily injury, death or property damage occurring upon, in or about any part of the Property.

         2.6 Upon the request of the Lender, the Grantor shall, at its own cost, keep the value of all buildings now or hereafter comprising a part of the Property insured against loss or damage by fire and such other insurable risks, casualties and hazards as the Lender may from time to time specify.

         2.7 The Grantor agrees to deliver to the Lender, as additional security hereto, copies of the original policies of such insurance as is required by the Lender pursuant to Sections 2.4, 2.5 and 2.6 hereof and of any additional insurance which shall be taken out upon the Property while any part of the Obligations shall remain unpaid. Renewals of such policies shall be so delivered at least ten (10) days before any such insurance shall expire. The insurance policies are to designate the Lender as mortgagee in a standard mortgagee endorsement, provided that such policies may not be cancelled without thirty
(30) days prior written notice to the Lender, and are to be for such amounts and from such insurance companies as are reasonably satisfactory to the Lender. The Grantor hereby assigns the proceeds of any such insurance policies to the Lender and hereby directs and authorizes each insurance company to make payment for such loss directly to the Lender as its interests may appear. The proceeds of any insurance or any part thereof may be applied by the Lender, at its option, either to the reduction of the Obligations, in such order as the Lender may determine in its sole discretion, or to restoration or repair of the property damaged.




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

         2.8 Upon the request of the Lender, the Grantor shall submit to the Lender such receipts and other statements which shall evidence, to the satisfaction of Lender, that all taxes, assessments and insurance premiums have been paid in full.

         2.9 The Grantor agrees that if it shall fail to pay when due any tax, assessment or charge levied or assessed against the Property or any utility charge, whether public or private, or any insurance premium or if it shall fail to procure the insurance coverage and the delivery of the insurance certificates required hereunder, then the Lender, at its option, may pay or procure the same. The Grantor will reimburse the Lender immediately and without demand for any sums of money paid by the Lender pursuant to this Section, together with interest on each such payment at the default rate set forth in the Loan Agreement and all such sums and interest thereon shall be secured hereby.

         2.10 The Grantor agrees to execute and deliver to the Lender, concurrently with the execution of this Deed of Trust and upon the request of the Lender from time to time hereafter, all financing statements and other documents reasonably required to perfect and maintain the security interest created hereby. The Grantor hereby irrevocably (as long as any of the Obligations remain unpaid) makes, constitutes and appoints the Lender as the true and lawful attorney of the Grantor to sign the name of the Grantor (after the Grantor has failed or refused to timely execute such documents upon request of the Lender) on any financing statements, continuations of financing statements or similar document required to perfect or continue such security interests.

         2.11 The Grantor will not sell, encumber or otherwise dispose of the fixtures and articles of personal property comprising part of the Property except to incorporate such into the improvements on the land or replace such with goods of quality and value at least equal to that replaced.

         2.12 The Grantor assigns to the Lender any proceeds or awards which may become due by reason of any condemnation or other taking for public use of the whole or any part of the Property or any rights appurtenant thereto, and the Lender may, at its option, either apply the same to the Obligations secured hereby or release the same to the Grantor without thereby incurring any liability to any other person. The Grantor agrees to execute such further assignments and agreements as may be reasonably required by the Lender to assure the effectiveness of this Section.

         2.13 The Grantor will pay or reimburse the Lender for all reasonable attorneys' fees, costs and expenses incurred by the Lender in any action, legal proceeding or dispute of any kind which affects any of the Obligations, the interest created herein, or the Property, including but not limited to, any foreclosure of this Deed of Trust, enforcement of payment of amounts due under the Loan Agreement and the Note, any condemnation action involving the Property or any action to protect the security hereof. Any such amounts paid by the Lender shall be added to the indebtedness secured hereby and shall bear interest at the default rate specified in the Loan Agreement.




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         2.14 The Grantor shall perform all covenants to be performed by the lessor under any and all leases of the Property or any part thereof and shall not, without the written consent of the Lender (which consent shall not be unreasonably withheld), cancel, surrender or modify any lease in which the Grantor has assigned any rights or interest to the Lender. Upon demand the Grantor will furnish the Lender with copies of any lease of the Property or any part thereof.

         2.15 The Grantor will not accept any prepayment of rent or installments of rent for more than one month in advance without the prior written consent of the Lender (which consent shall not be unreasonably withheld).

         2.16 The Grantor will abstain from and will not permit the commission of waste by the Grantor in or about the Property and will maintain the Property in good condition and repair, reasonable wear and tear excepted.

         2.17 The Grantor covenants and agrees with the Lender that the Grantor shall not sell, transfer, convey, mortgage (except for mortgages permitted by the Loan Agreement), encumber (except for encumbrances permitted by the Loan Agreement), lease or otherwise dispose of the Property or any part thereof or any interest therein or engage in secondary financing with respect thereto during the term of this Deed of Trust without the prior written consent of the Lender.

         2.18 The Grantor will do, or cause to be done, all such things as may be required by law in order fully to protect the security and all rights of the Lender under this Deed of Trust. The Grantor shall not cause or permit the lien of this Deed of Trust to be impaired in any way provided the foregoing is within the control of the Grantor.

         2.19 The Grantor will permit the Lender, or its agents, at all reasonable times and with advance notice to enter and pass through or over the Property for the purpose of inspecting same.

         2.20 The Grantor agrees that no release by the Lender of any of the Grantor's successors in title from liability on any of the Obligations secured hereby, no release by the Lender of any portion of the Property, no subordination of lien, no forbearance on the part of the Lender to collect on the Obligations, or any part thereof, no waiver of any right granted or remedy available to the Lender and no action taken or not taken by the Lender shall in any way diminish the Grantor's obligation to the Lender or have the effect of releasing the Grantor or any successor to the Grantor from full responsibility to the Lender for the complete discharge of each and every of the Grantor's obligations hereunder, or under the Loan Agreement or the Note or under any other document submitted by the Grantor to the Lender in connection with the Obligations.

         2.21 The Grantor will maintain full and correct books and records showing in detail the earnings and expenses of the Property and will permit the Lender and its




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

representatives to examine said books and records and all supporting vouchers and data at any time and from time to time during normal business hours upon reasonable prior request by the Lender. When so requested, the Grantor will also submit to the Lender statements of income and expenses accurately setting forth the operation of its interest in the Property for each fiscal year. Such statements shall be in such form and forms as are acceptable to the Lender.

         2.22 (a) The Grantor represents that it is in compliance with all federal, state, and local requirements relating to protection of health or the environment in connection with the operation of the Grantor's business on the Property;

         (b) The Grantor represents and warrants that (i) Grantor has not, and
(ii) to the best of Grantor's knowledge no third party has disposed of Hazardous Materials on, under or about the Property in such a manner as would give rise to a liability which would have a material adverse effect on the Grantor, and that to the best of the Grantor's knowledge, to the extent that the Grantor generated, stored or transported Hazardous Materials, such activities were done in such a manner as would not give rise to a liability for failure to comply with any applicable federal, state and local laws, ordinances and regulations which would have a material adverse effect on the Grantor. For purposes hereof, "Hazardous Materials" shall be defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 41 U.S.C. ss. 9601 et seq.; Hazardous Materials Transportation Act, 42 U.S.C. ss. 6901 et seq.; and those substances defined as "hazardous substances" or "hazardous wastes" in any state or local laws, rules or regulations applicable to the Grantor.

         (c) The Grantor covenants that it will (i) comply with or contest in good faith all statutes and governmental regulations, specifically including, without limitation, all federal, state and local environmental laws, rules and regulations, the noncompliance with which would have a material adverse effect on the financial condition of the Grantor; and (ii) pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a lien against any of its properties except liabilities being contested in good faith and against which, if reasonably requested by the Lender, reserves satisfactory to the Lender will be established;

         (d) The Grantor covenants and agrees that it will (i) conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from, or affecting the Property (A) in accordance with all applicable federal, state, and local laws, regulations, rules, and policies, (B) to the reasonable satisfaction of the Lender, and (C) in accordance with the orders and directives of all federal, state and local governmental authorities, and (ii) defend, indemnify, and hold harmless the Lender, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorneys and consultants fees, investigation and laboratory fees, court costs, and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (A) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (C) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (D) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of the Lender, which are based upon or in any way related to such Hazardous Materials; provided, however, the foregoing indemnity shall not be applicable to liabilities incurred by the Lender as a result of the Lender's actions.

         2.23 Upon the reasonable request of the Lender, provide the Lender (at the Grantor's expense) with a current environmental assessment of the Property within a reasonable time after such request. Such assessment shall be in a form reasonably satisfactory to the Lender and from any environmental engineer or consultant satisfactory to the Lender. If the Lender requests any such environmental assessment on account of a directive received by any governmental agency having regulatory authority over the Lender, the Grantor agrees that such request shall be deemed to be reasonable.

         2.24 Upon the reasonable request of the Lender, provide the Lender (at the Grantor's expense) with a current appraisal of the Property within a reasonable time after such request. Such appraisal shall be by a qualified appraiser reasonably satisfactory to the Lender and must be reasonably satisfactory to the Lender in form and substance. If the Lender requests any such appraisal on account of a directive received by any governmental agency having regulatory authority over the Lender, the Grantor agrees that such request shall be deemed to be reasonable.

                                   ARTICLE 3.

                                Events of Default

         An "Event of Default" shall exist under the terms of this Deed of Trust upon the existence of an Event of Default under the terms of the Note, the Loan Agreement or any other documents executed in connection with the Obligations, including, without limitation, any default by the Grantor in respect of its obligations and agreements pursuant to this Deed of Trust.

                                   ARTICLE 4.

                                   Foreclosure

         4.1 Upon the occurrence of an Event of Default, all of the Obligations secured hereby, including all accrued interest, shall, at the option of the Lender, become immediately due and payable. Thereupon the Lender may foreclose the lien of this Deed of Trust pursuant to the power of sale hereby granted or by judicial proceeding.

         4.2 The Trustee is hereby granted a power of sale and may sell the Property, or such part or parts thereof or interests therein as the Lender may select after having first given such notice of hearing as to commencement of foreclosure proceedings and obtained such findings or leave of court as may then be required by law and giving such notice and advertising the time and place of such sale in such manner as may be then provided by law, and upon such and any resale and upon compliance with the then law relating to foreclosure proceedings, to convey title to the purchaser in fee simple.

         4.3 Following a foreclosure sale, the Trustee shall deliver to the purchaser the Trustee's deed conveying the property so sold without any covenant or warranty, expressed or implied. The recitals in the Trustee's deed shall be prima facie evidence of the statements made therein. The Trustee shall apply the proceeds of such sale in the following order: (a) to all costs and expenses of the sale, including but not limited to, reasonable Trustee's fees of not more than three percent (3%) of the gross sales price and costs of title evidence;
(b) to all sums secured by this Deed of Trust; and (c) the excess, if any, to the person or persons legally entitled thereto.

         4.4 If a foreclosure proceeding is commenced by the Trustee but terminated prior to its completion, the Trustee's fees will be reasonable but not more than one percent (1%) of the Obligations if the termination occurs prior to the first public auction sale and not more than two percent (2%) of the Obligations if the termination occurs after the first public auction sale.

                                   ARTICLE 5.

                  Additional Rights and Remedies of the Lender

         5.1 Upon the occurrence of an Event of Default, the Lender, immediately and without additional notice and without liability therefor to the Grantor, except for gross negligence or willful misconduct, may do or cause to be done any or all of the following: (a) take physical possession of the Property; (b) exercise its right to collect the rents and profits derived from the Property;
(c) enter into contracts for the completion, repair and maintenance of the improvements thereon; (d) expend funds under the Revolving Loans and any rents, income and profits derived from the Property for payment of any taxes, insurance premiums, assessments and charges for completion, repair and maintenance of the improvements, preservation of the lien of this Deed of Trust and satisfaction and fulfillment of any liabilities or obligations of the Grantor arising out of or in any way connected with the construction of improvements on the Property whether or not such liabilities and obligations in any way affect, or may affect, the lien of this Deed of Trust; (e) enter into leases demising the Property or any part thereof; (f) take such steps to protect and enforce the specific performance of any covenant, condition or agreement in the Note, this Deed of

Trust, the Loan Agreement or any other document executed in connection with the Obligations, or to aid the execution of any power herein granted; and (g) generally, supervise, manage, and contract with reference to the Property as if the Lender were equitable owner of the Property. The Lender shall also have the continuing right to pay money for the purposes described in Section 2.2, 2.3, 2.4, 2.5 and 2.6 hereof, and all such sums and interest thereon shall be secured hereby. The Grantor also agrees that any of the foregoing rights and remedies of the Lender may be exercised at any time independently of the exercise of any other such rights and remedies, and the Lender may continue to exercise any or all such rights and remedies until the default or defaults of the Grantor are cured with the consent of the Lender or until foreclosure and the conveyance of the Property to the high bidder or until the Obligations are otherwise satisfied or paid in full.

         5.2 Upon the occurrence of an Event of Default, the Lender shall be entitled, without additional notice and without regard to the adequacy of any security for the Obligations and the solvency of any party bound for its payment, to seek the appointment of a receiver to take possession of and to operate the Property, and to collect the rents, issues, profits, and income thereof, all expenses of which shall be added to the Obligations and secured hereby.

         5.3 No waiver of any Event of Default shall at any time thereafter be held to be a waiver of any rights of the Lender stated anywhere in the Note, the Loan Agreement, this Deed of Trust, or any other document executed in connection with the Obligations, nor shall any waiver of a prior Event of Default operate to waive any subsequent Event or Events of Default. All remedies provided in this Deed of Trust, the Note, the Loan Agreement, or in any other document executed in connection with the Obligations are cumulative and may, at the election of the Lender, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law.

                                   ARTICLE 6.

                               General Conditions

         6.1 If, for any reason, the Lender shall elect to substitute for the trustee herein named (or for any successor to said trustee), the Lender shall have the right to appoint successor Trustee(s) by duly acknowledged written instruments, and each new Trustee immediately upon recordation of the instrument so appointing him shall become successor in title to the Property for the uses and purposes of this Deed of Trust, with all the powers, duties and obligations conferred on the Trustee in the same manner and to the same effect as though he were named herein as the Trustee.

         6.2 The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their heirs, successors and assigns. The term "Lender" shall include any payee of the indebtedness hereby secured or any transferee thereof whether by operation of law or otherwise.

         6.3 All notices required to be given hereunder shall be in writing and shall be deemed served twenty-four (24) hours after deposit in registered, certified or first-class United States mail, postage prepaid, and addressed to the parties at the following addresses, or such other addresses as may from time to time be designated by written notice given as herein required:

                             to the Grantor:

                                 Ridgeview, Inc.
                                 Post Office Box 8
                                 2101 North Main Street
                                 Newton, North Carolina 28658
                                 Attn: Mr. Walter Bost

                             to the Trustee:

                                 John B. Miller, Jr.
                                 Hunton & Williams
                                 600 Peachtree Street
                                 Suite 4100
                                 Atlanta, Georgia 30308

                             to the Lender:

                                 NationsBank, N.A. (South)
                                 c/o NationsBank Business Credit
                                 600 Peachtree Street, 13th Floor
                                 Atlanta, Georgia 30308
                                 ATTN:  Scott K. Goldstein

         6.4 Invalidation of any one or more of the provisions of this Deed of Trust shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

         6.5 The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Deed of Trust nor the intent of any provision hereof.


                     [SIGNATURES APPEARS ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the Grantor hereto has executed this Deed of Trust under seal as of the day and year first above written.


                                        RIDGEVIEW, INC.

ATTEST:
                                        By:________________________________
By:__________________________              ________________________President
   _________________ Secretary



(Corporate Seal)

STATE OF NORTH CAROLINA

COUNTY OF CATAWBA

                  I, __________________________________, a Notary Public of the
County and State aforesaid, certify that __________________________________
personally came before me this day and acknowledged that (s)he is ____________ Secretary of RIDGEVIEW, INC., a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its ______________ President, sealed with its corporate seal and attested by __________________________ as its __________________ Secretary.

                  WITNESS my hand and official stamp or seal, this ____ day of December, 1996.


                                     --------------------------------------
                                                 Notary Public

My Commission Expires:


-----------------------------
         (Notary Public)




NORTH CAROLINA

CATAWBA COUNTY

The foregoing certificate of ____________________, a Notary Public of Catawba County, North Carolina, is certified to be correct. This instrument was presented for registration this ___ day of December, 1996 and recorded in the office of the Register of Deeds of Catawba Co., North Carolina, in Book _____, Page _____.

This December, 1996.



By:____________________

                                    EXHIBIT A


FIRST TRACT: BEGINNING at a point in the middle of the Southern Railroad right of way, the same being the northern edge of the right of way for East 20th Street in Newton; and thence with that line North 74(degree) 30' West 524.21 feet to an iron pin in the corner of the Eastern edge of North Main Avenue and the Northern edge of the right of way of East 20th Street; and thence with the Eastern edge of the sidewalk along the Eastern edge of North Main Avenue North 1(degree) 59' 20" West 157.48 feet to an iron pin and continuing North 4(degree) 57' 20" West 110 feet to an iron pin; and thence North 1(degree) 54' 20" West
264.5 feet to an iron pin; and thence North 1(degree) 51' 20" West 400 feet to an iron pin, the corner of North Main Avenue and East 22nd Street in Newton; and thence following the South edge of the sidewalk on the south side of East 22nd Street, Newton, North 80(degree) 20' 40" East 646.03 feet to a point in the middle of the Southern Railroad right of way and continuing along said right of way of the following courses and distances: South 4(degree) 24' 20" East 100.5 feet; South 2(degree) 47' East 100 feet; South 1(degree) 05' East 100 feet; South 0(degree) 33' West 100 feet; South 2(degree) 18' West 100 feet; South 3(degree) 59' West 100 feet; South 5(degree) 38' West 100.5 feet; South 7(degree) 16' 30" West 100 feet; South 8(degree) 56' 30" West 100 feet; South 10(degree) 33' 30" West 100.5 feet; South 12(degree) 02' West 100 feet; and South 13(degree) 21' West 87.05 feet to the point of Beginning, containing approximately 14.79 acres. Taken from a plat of Ridgeview Hosiery Mill property by Sam Rowe, Jr., dated the 7th day of December, 1977, which plat is hereby made reference to.

The above described property being a portion of the property conveyed to Ridgeview Hosiery Mill Company by Newton Land and Loan Company in a Deed dated December 2, 1912, and recorded in Book 105 at Page 579, Catawba County Registry.

SECOND TRACT: BEGINNING at an iron stake on the Northeast bank of McLin's Creek on Abernethy and Yount's line and runs along said line South 48-3/4(degree) West 36-1/2 poles crossing the creek and a branch to an iron stake on a line, a new corner; thence a new line South 81-1/4(degree) East 19-1/4 poles to an iron stake on Norah Holler's line, a new corner; thence along her line North 42-1/2(degree) East 24 poles to an iron stake on the North bank of McLin's Creek; thence up the Northeast bank of the creek as it meanders to the Beginning, containing 2-96/160 acres, more or less. Surveyed April 2, 1923.

The above described property being the identical property conveyed to Ridgeview Hosiery Mill Company by Laura J. Campbell and husband, R.F. Campbell by Deed dated the 12th day of April, 1923, and recorded in Book 162 at Page 596, Catawba County Registry.

                                    EXHIBIT A
                                     (cont.)

TRACT THREE: BEGINNING at a nail found in the centerline of Anderson Avenue (formerly Ridgeview Street), a corner of Troy Setzer (now or formerly) and Hutchens Hosiery Mills, Inc.; and running thence with the line of Troy Setzer property (now or formerly) and Hutchens Hosiery Mills, Inc., North 88(degree) 47' East 311.25 feet to a cap and nail found in the center of the Southern Railway main line track, another corner of Troy Setzer (now or formerly) and Hutchens Hosiery Mills, Inc.; thence with the center of said main line track, South 6(degree) 28' East 311.9 feet to a hub and tack found in the centerline of said main line track, which hub and tack is the northernmost corner of that certain lot or parcel of land owned by William Flake Robinson; thence with the line of William Robinson and Hutchens Hosiery Mills, Inc., South 48(degree) 13' West 132.1 feet to a steel post; thence with same line, South 71(degree) 15' West 77.7 feet to a steel post; thence with another line of William Robinson and Hutchens Hosiery Mills, Inc., North 89(degree) 46' West 167.9 feet to a nail found in Anderson Avenue (formerly Ridgeview Street), a corner of William Robinson, E. L. Lowie (now or formerly), and Hutchens Hosiery Mills, Inc.; thence in Anderson Avenue (formerly Ridgeview Street) North 2(degree) 13' West
48.45 feet to a nail in Anderson Avenue (formerly Ridgeview Street); thence with the line of E.L. Lowie (now or formerly) property and Hutchens Hosiery Mills, Inc., South 88(degree) 08' West 145.10 feet to an old iron found, a corner of the land of Joe McComb (now or formerly), E.L. Lowie and wife, Mittie Brown Lowie, (now or formerly), Hutchens Hosiery Mills, Inc., and Mrs. Carl T. Eades (now or formerly); thence with a line of Mrs. Carl T. Eades (now or formerly) and Hutchens Hosiery Mills, Inc., North 2(degree) 16' West 100.37 feet to a concrete monument found, corner of Hutchens Hosiery Mills, Inc., and Mrs. Carl
T. Eades (now or formerly); thence with a line of Mrs. Carl T. Eades (now or formerly) and Hutchens Hosiery Mills, Inc., South 88(degree) 11' West 130.3 feet to a concrete monument found at the Eastern right of way line of North Main Avenue, North 1(degree) 45' West 175 feet to a concrete monument found, a corner of Marshall Furr property (now or formerly) and Hutchens Hosiery Mills, Inc.; thence with the line of Marshall Furr (now or formerly), Hutchens Hosiery Mills, Inc., and the line of Edgar Blackmon (now or formerly), North 88(degree) 12' East 280.8 feet to a nail found in Anderson Avenue (formerly Ridgeview Street), a corner of Edgar Blackmon (now or formerly) and Hutchens Hosiery Mills, Inc.; thence a line in Anderson Avenue (formerly Ridgeview Street) and the line of Edgar Blackmon (now or formerly), North 0(degree) 17' West 92.25 feet to the point and place of Beginning, together with all buildings, fencing and other improvements thereon and together with all easements, rights and appurtenances thereunto belonging, according to a map or plat thereof entitled "A & H Company, Inc., Property, Newton, North Carolina", dated January 26, 1962, prepared by G. Sam Rowe, Jr., Registered Surveyor.

                                    EXHIBIT A
                                     (cont.)

TRACT FOUR: BEGINNING at an iron pipe, the corner of Joe McCombs (now or formerly) and Newknit, Inc. (formerly Newton Knitting Mills, Inc.) and running thence with the line of Joe McCombs (now or formerly) and Newknit, Inc. (formerly Newton Knitting Mills, Inc.) North 1(degree) 45' West 75 feet to a point in said line; thence North 88(degree) 15' East approximately 146 feet, more or less, to a point in the centerline of Anderson Avenue (formerly Ridgeview Street); thence with the centerline of Anderson Avenue (formerly Ridgeview Street) South 2(degree) 25' East 48.45 feet to a stake in the centerline of Anderson Avenue (formerly Ridgeview Street), a corner of Newknit, Inc. (formerly Newton Knitting Mills, Inc.) and Catawba Ice and Fuel Company; thence with the line of Catawba Ice and Fuel Company and the centerline of Anderson Avenue (formerly Ridgeview Street) South 2(degree) 25' East 26.55 feet to a stake in the centerline of Anderson Avenue (formerly Ridgeview Street), another corner of Catawba Ice and Fuel Company and Newknit, Inc. (formerly Newton Knitting Mills, Inc.); thence South 88(degree) 15' West with the line of Joe McCombs 144.8 feet, more or less, to the Beginning corner; being a lot of land fronting 75 feet on the westerly margin of Anderson Avenue (formerly Ridgeview Street) and extending back with that width to a depth of approximately
144.8 feet, more or less, on the southerly margin of said lot and to a depth of approximately 146 feet, more or less, on the northerly margin of said lot to the property of Joe McCombs (now or formerly) and being a part of the property conveyed to Newton Knitting Mills, Inc. (now Newknit, Inc.) by Horace J. Isenhower, trading as Newton Knitting Mills, and Horace J. Isenhower (individually) and his wife, Christine S. Isenhower, by deed dated the 7th day of September, 1948, and recorded in Book 391 at Page 123, in the office of the Register of Deeds for Catawba County, North Carolina.

This conveyance is made subject to any and all rights of way and easements appearing in instruments constituting the chain of title and particularly the right of way and easement of Anderson Avenue (formerly Ridgeview Street).